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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Apache Corporation 2005 Stock Option Plan of our reports dated March 11, 2005 with respect to the consolidated financial statements of Apache Corporation, Apache Corporation management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Apache Corporation, included in the Annual Report on Form 10-K for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

                                                /s/ Ernst & Young LLP
                                                --------------------------------
                                                ERNST & YOUNG LLP

Houston, Texas
May 23, 2005